UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Commission File Number 000-26966
Date of Report: December 31, 2007

ADVANCED ENERGY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	84-0846841
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO 80525
(Address of principal executive offices)
(970) 221-4670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 31, 2007, Charles S. Rhoades, Chief Operating Officer of Advanced Energy Industries, Inc., tendered his resignation of employment with the company. Mr. Rhoades and the company have agreed that:
•	Mr. Rhoades will continue to serve the company in his current capacity for a transition period of up to 6 months;

•	following the date of his separation from the Company (the “Separation Date”), Mr. Rhoades will receive a lump-sum payment equal to 12 months’ base salary, or 15 months’ base salary if Mr. Rhoades does not voluntarily discontinue his employment prior to June 30, 2008; and

•	Mr. Rhoades will retain the right to exercise for 12 months following the Separation Date any stock options granted by the company that are vested as of the Separation Date.
Advanced Energy and Mr. Rhoades have entered into a separation agreement with respect to the foregoing arrangement which will also include mutual non-disparagement provisions, outplacement assistance, a full release of the Company and other customary terms.
The company expects to incur an expense of approximately $350,000 in 2007 related to Mr. Rhoades’ departure from the company.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release dated January 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ENERGY INDUSTRIES, INC.

Date: January 7, 2008
/s/ Lawrence D. Firestone Lawrence D. Firestone
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release dated January 7, 2008.